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                                                                      Exhibit 11

                         PENWEST, LTD. AND SUBSIDIARIES
                        COMPUTATION OF PER-SHARE EARNINGS

                                                          Year Ended August 31
                                                    1996          1995          1994
                                                 --------------------------------------
PRIMARY:
Net income                                       $5,052,000    $7,217,000    $6,120,000
                                                 ==========    ==========    ==========
Weighted average number of shares outstanding     6,805,740     6,745,566     6,828,400

Net effect of diluted stock options                 201,600       273,404       282,553
                                                 ----------    ----------    ----------
Weighted average common shares
    and equivalents outstanding                   7,007,340     7,018,970     7,110,953
                                                 ==========    ==========    ==========
Earnings per share:                              $     0.72    $     1.03    $     0.86
                                                 ==========    ==========    ==========
FULLY DILUTED:
Net income                                       $5,052,000    $7,217,000    $6,120,000
                                                 ==========    ==========    ==========
Weighted average number of shares outstanding     6,805,740     6,745,566     6,828,400

Net effect of diluted stock options                 194,352       279,333       251,616
                                                 ----------    ----------    ----------
Weighted average common shares and
    equivalents outstanding                       7,000,092     7,024,899     7,080,016
                                                 ==========    ==========    ==========
Earnings per share                               $     0.72    $     1.03    $     0.86
                                                 ==========    ==========    ==========


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